Exhibit 10.20

THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS INSTRUMENT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

SECURED PROMISSORY NOTE

$490,000.00	March 11, 2026

FOR VALUE RECEIVED, GROWN ROGUE MANAGEMENT ASSOCIATES LLC, an Illinois limited liability company (“Borrower”), hereby unconditionally promise to pay to the order of INVENTIONPORT, INC., an Illinois corporation (“Holder”), the principal amount of Four Hundred Ninety Thousand Dollars ($490,000.00) (the “Principal Amount”), together with interest thereon as set forth herein.

This Secured Promissory Note (“Note”) is issued pursuant to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of March 11, 2026, by and among Borrower in its capacity as “Buyer” thereto, Holder, in its capacity as “Kane Seller” thereto, Forefathers Ventures LLC, an Illinois limited liability company, and Sea Craft, LLC, an Illinois limited liability company, as the “Company” party thereto.

Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement. The terms and conditions of the Purchase Agreement are, by this reference, incorporated in, and made a part of, this Note.

1. Interest; DCEO Loan Payments.

(a) Interest shall accrue on the outstanding Principal Amount commencing on the date that is the first day of the first full calendar month following the Closing Date (“Commencement Date”) at a rate equal to ten percent (10%) per annum, unless an Event of Default (as defined below) has occurred, at the place and in the manner hereinafter provided, until all amounts due and payable hereunder including the Principal Amount, interest, Default Interest (as defined below), if any, and any fees and costs (collectively, the “Balance Owed”) have been paid in full. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

(b) Notwithstanding the foregoing, all payments of principal and interest due and owing under this Note shall be reduced by an amount equal to 24.01% of any amount paid by the Company to the DCEO in connection with the DCEO Loan at such time and in such amounts as any such payments in respect of the DCEO Loan are made.

(c) Notwithstanding anything to the contrary set forth in the Amended and Restated Company Operating Agreement or otherwise, Borrower agrees that no cash distributions shall be made from Borrower to its members, other than those consistent with interest payments on amounts advanced by such members, unless and until all amounts due and owing to the Holder under this Note have been paid in full.

2. Payment and Prepayments.

(a) Commencing on the day that is the first day of the first full calendar month following the Commencement Date and continuing on the first calendar day of each month thereafter (each, a “Payment Date”) until the twenty-fourth (24th) month anniversary of the Commencement Date (the “Maturity Date”), Borrower shall make payments to Holder in consecutive monthly installments of interest accrued on the outstanding Principal Amount. The Principal Amount together with all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date. Borrower may prepay the Balance Owed at any time prior to the Maturity Date.

(b) All amounts due on a Payment Date that is not a Business Day shall be paid on the next succeeding Business Day. As used herein, “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Chicago, Illinois are authorized or required by applicable law to be closed for business.

(c) Unless otherwise indicated herein, any payment to be made hereunder shall be made at the direction of Holder by wire transfer of immediately available funds to an account designated in writing by Holder and shall be sent so as to be received not later than the date on which such payment is due.

(d) Any payments made by Borrower shall be deemed to be made first in respect of any accrued but unpaid interest due hereunder, and second in respect of the outstanding Principal Amount due hereunder.

3. Security.

(a) Borrower hereby pledges to Holder, and grants to Holder a first priority security interest in and continuing lien on all of Borrower’s right, title and interest in, to and under the Minority Interest held directly or indirectly by Borrower, together with all dividends, distributions, interest, profits, premiums, income, proceeds and products of and from any and all of the foregoing (collectively, the “Pledged Collateral”). For the avoidance of doubt, until such time as Holder exercises its rights with respect to the Pledged Collateral, all economic burdens and benefits of ownership with respect to the Pledged Collateral, including the right to appreciation, the risk of loss and the right to receive dividends, are retained by Borrower, but shall be subject to Section 1 above.

(b) This Note secures, and the Pledged Collateral is security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all obligations of Borrower of any kind under or in connection with this Note.

(c) The Pledged Collateral is uncertificated. If the Pledged Collateral later becomes certificated, Borrower shall immediately deliver to Holder all such certificates evidencing the Pledged Collateral, together with duly executed instruments of transfer or assignment in blank, in form and substance reasonably satisfactory to Holder.

(d) This Note shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the satisfaction of all obligations under this Note. Upon satisfaction of all obligations under this Note, the security interest granted hereby shall automatically terminate hereunder and all rights to the Pledged Collateral shall revert to Borrower.

(e) Borrower agrees that it shall, at Holder’s reasonable request, promptly execute and deliver and file or cause to be filed of record all financing statements, amendments thereto or other further instruments and documents., Borrower further agrees that a photocopy or other reproduction of this Note or of a financing statement is sufficient as a financing statement. Borrower represents and warrants that its exact legal name and principal residence are as set forth on the signature pages hereto. Borrower agrees that it shall not change its legal name or principal address except upon prior written notice thereof to Lender, and shall file or cause to be filed of record all financing statements or amendments thereto as may be reasonably necessary to maintain the validity, perfection and priority of the security interest granted hereby as a result of such change.

(f) Borrower agrees not to: (i) directly or indirectly (whether by act, omission, or operation of law), transfer any of the Pledged Collateral (other than the pledge pursuant to this Note); (ii) create or permit to exist any pledge upon or with respect to any of the Pledged Collateral except pursuant to this Note; (iii) create, incur, assume or suffer to exist any indebtedness or liability that is secured by the Pledged Collateral; or (iv) enter into any other contractual obligations which may restrict or inhibit Holder’s rights or ability to sell or otherwise dispose of the Pledged Collateral or any part thereof.

(g) Holder shall have the right, at any time in its discretion following the occurrence of an Event of Default, to transfer to or to register in the name of Holder or any of its nominees any or all of the Pledged Collateral without further action or consent by, or notice to, Borrower.

4. Covenants of Borrower. Until payment in full of all amounts due and owing under this Note, Borrower shall: within five (5) Business Days of becoming aware of the existence of any condition or event constituting an Event of Default hereunder, deliver written notice to Holder specifying the nature and period of existence thereof and any action which Borrower is taking or is proposing to take with respect thereto.

5. Default.

(a) Events of Default. Each of the following shall be an “Event of Default” under this Note:

(i) Failure to Pay. Borrower fails to make a payment under this Note when due or upon acceleration, maturity, or otherwise, and such payment (for principal, interest, fees, or otherwise) remains unpaid for a period of ten (10) days from receipt of written notice of same;

(ii) Voluntary Bankruptcy or Insolvency Proceedings. If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Borrower (A) commences a voluntary case or proceeding, but not dismissed or stayed within sixty (60) days after the commencement of the case or proceeding; (B) consents to the entry of an order for relief against it in an involuntary case which remains undischarged or unstayed for a period of sixty (60) days; (C) consents to the appointment of a trustee, receiver, assignee, liquidator, or similar official; (D) makes an assignment for the benefit of its creditors; or (E) admits in writing its inability to pay its debts as they become due;

(iii) Involuntary Bankruptcy. If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against Borrower in an involuntary case, but not dismissed or stayed within sixty (60) days after the commencement of the case or proceeding; (B) appoints a trustee, receiver, assignee, liquidator, or similar official for Borrower or substantially all of Borrower’s assets; or (C) orders the liquidation of Borrower, and in each case the order or decree is not dismissed within sixty (60) days; or

(iv) Material Breach of the Note. The occurrence of a material breach of Section 3 of this Note by Borrower, and the continuance of such material breach for the greater of (A) ten (10) Business Days or (B) the applicable cure period, as applicable, for such material breach, in each case after Holder has provided Borrower with written notice thereof; provided, however, if any such material breach cannot reasonably be cured within such cure period, such cure period shall be extended for such additional period of time as shall be reasonably necessary to cure such material breach so long as curative action is diligently pursued by Borrower throughout the extended cure period; provided, that such extended cure period shall be no longer than thirty (30) days.

(b) Interest upon Default. To the extent an Event of Default has occurred and is continuing, from and after the date of such Event of Default, the entire outstanding unpaid Balance Owed under this Note shall bear interest at the rate of fifteen percent (15%) per annum or, if such rate exceeds the maximum rate allowable by applicable law, then the maximum rate permitted by applicable law (“Default Interest”). Default Interest will accrue and be added to the Balance Owed until such Event of Default is cured, if curable, or the Balance Owed is paid in full.

(c) Remedies. Upon the occurrence of an Event of Default beyond any applicable cure period, Holder may, at its option, (i) without notice, demand or presentment (all of which are fully waived by Borrower), declare the entire unpaid Balance Owed under this Note to be immediately due and payable, including all accrued and unpaid interest including Default Interest, and (ii) exercise any and all rights and remedies available to it under applicable law.

(d) Enforcement Costs. If any suit or action is instituted to collect the sums due and owing under this Note, Borrower shall pay all of Holder’s reasonably incurred costs of collection, including, without limitation, court costs and reasonable attorneys’ fees.

6. Remedies Cumulative. The rights and remedies of Holder provided herein shall be cumulative and not exclusive of any other rights or remedies provided by law, in equity, by contract or otherwise.

7. Waivers. Borrower hereby irrevocably and unconditionally (a) waives presentment, notice of non-performance, protest, notice of protest and notice of dishonor and all other protests to the full extent permitted by applicable law; (b) waives any right Borrower may have to require Holder to (i) proceed against any person or entity including without limitation any endorser or guarantor of the Note (or file a claim in any bankruptcy, probate, or other proceeding affecting such a person or entity) or proceed against any person or entity in any particular order; or (ii) exhaust any of the collateral under the Pledge Agreement, or pursue a particular remedy to the exclusion of others; and (c) solely in connection with Borrower’s failure to timely pay any amounts due and owing under this Note, waive the right to assert a defense to any such action by Holder to enforce its rights to payment under this Note. No waiver by Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by Holder. No waiver by Holder shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after such waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Note shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8. Successors and Assigns. This Note may not be assigned or transferred by Borrower without the prior written consent of Holder. This Note shall inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and assigns of Holder.

9. Severability. If a provision of this Note is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Note will not be impaired.

10. Usury. It is the intention of Borrower and Holder to comply strictly with any applicable usury law. In no event shall Borrower be entitled to receive interest, fees, charges, or other payments equivalent to interest in excess of the maximum rate that may be lawfully charged to Holder. In the event Holder ever receives payments that would be excessive interest under applicable law, such excess shall be applied in reduction of principal, and if the principal is paid in full, any remaining excess shall be refunded to Borrower.

11. Miscellaneous. The provisions of Notice, Governing Law, Personal Jurisdiction; Venue; Waiver of Jury Trial of the Purchase Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

12. Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument. Delivery of signature pages may be made by facsimile, e-mail, or other electronic transmission, and shall be deemed originals for all purposes. Each party acknowledges and agrees it will not contest the validity or enforceability of this Note, including under any applicable statute of frauds, because it was accepted and/or signed in electronic form. Electronic records of a party when produced in hard copy form shall constitute business records and shall have the same validity as any other generally recognized business records.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date set forth above.

BORROWER:

GROWN ROGUE MANAGEMENT ASSOCIATES LLC, an Illinois limited liability company

By:	/s/ J. Obie Strickler
Name:	J. Obie Strickler
Title:	Manager

Address:	550 Airport Road Medford, OR 97504

ACKNOWLEDGED AND AGREED:

HOLDER:

INVENTIONPORT, INC., an Illinois corporation

By:	/s/ Timothy Kane
Name:	Timothy Kane
Title:	President

Address:	1539 Prairie Street Aurora, IL 60506

[Signature Page of Secured Promissory Note]